UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2022

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 1006, Houston, TX 77079

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 903-7802

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NES	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.02	Termination of Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02.

Master Loan Agreement

On February 23, 2022, Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company” or “Nuverra”), completed the transactions contemplated by that certain Agreement and Plan of Merger, dated December 12, 2022 (the “Merger Agreement”), with Select Energy Services, Inc., a Delaware corporation (“Select”), Navy Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Select (“Merger Sub”), and Navy Holdco, LLC, a Delaware limited liability company (“Holdco LLC”) and direct wholly owned subsidiary of Navy Holdings, Inc., a Delaware corporation and a direct wholly owned subsidiary of Select (“Holdings”), pursuant to which Select acquired Nuverra by way of a two-step merger in an all-stock transaction. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the “Surviving Corporation” as a wholly owned subsidiary of Select (the “First Merger”), and immediately following the effective time of the First Merger (the “Effective Time”), the Surviving Corporation merged with and into Holdco LLC, with Holdco LLC continuing as the surviving entity and wholly owned subsidiary of Holdings (the “Subsequent Merger” and together with the First Merger, the “Mergers”).

In connection with the closing of the Mergers, Select, or one or more of its subsidiaries, on behalf of Nuverra, repaid in full all outstanding term loan indebtedness and Nuverra terminated any remaining term loan commitments and other obligations (except for obligations under certain outstanding Letters of Credit) under that certain Loan Agreement (as amended, the “Master Loan Agreement”) with First International Bank & Trust, a North Dakota banking corporation, and the agreements and promissory notes issued thereunder relating to the term loan facilities, including: (i) a $10.0 million real estate term loan; (ii) a $13 million equipment term loan; (iii) a $5.0 million operating line of credit; and (iv) a $5.880 million letter of credit facility. Nuverra incurred a prepayment penalty in the amount of $461,830.80 as a result of the repayment and termination of the term loans under the Master Loan Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01.

At the Effective Time, each share of Nuverra’s common stock, par value $0.01 per share (the “Company Common Stock”), then outstanding was converted into the right to receive a number of shares of Class A common stock of Select, par value $0.01 per share (“Select Class A Common Stock”) equal to 0.2551 per each such share (the “Merger Consideration”). No fractional shares of Select Class A Common Stock were issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Select Class A Common Stock (after aggregating all fractional shares of Select Class A Common Stock issuable to such holder), in lieu of such fraction of a share and, upon surrender of such holder’s Company stock certificates or book entry shares to the exchange agent, shall receive a cash payment, without interest, representing such holder’s proportionate interest, if any, in the proceeds from the sale by the exchange agent of all excess shares.

The foregoing summary of the Merger Agreement and Mergers does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2021 and incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Mergers, the NYSE American (the “Exchange”) was notified that each outstanding share of Company Common Stock was converted into the right to receive the Merger

Consideration described above, subject to the terms and conditions of the Merger Agreement. The Company requested that the Exchange file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of Company Common Stock. The Company Common Stock ceased being traded following the close of trading on February 23, 2022 and will no longer be listed on the Exchange. Furthermore, the Company intends to file with the SEC a Form 15 requesting that the reporting obligations of the Company under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Treatment of Company Common Stock. In connection with the First Merger, at the Effective Time, each share of Company Common Stock then outstanding was converted into the right to receive a number of shares of Select Class A Common Stock equal to 0.2551 per each such share (the “Exchange Ratio”).

Treatment of Company Warrants. From and after the Effective Time, all holders of Company warrants to purchase Company Common Stock shall have the right to acquire and receive, upon the exercise of such Company warrants and payment of the applicable exercise price, the number of shares of Select Class A Common Stock that would have been issued or paid to such holders if they had exercised the Company warrants by means of a Cash Exercise (as defined in the Warrant Agreement between the Company and American Stock Transfer & Trust Company, LLC, dated August 7, 2017) immediately prior to the Effective Time, equal to the Exchange Ratio.

Treatment of Company RSU Awards. Each award of outstanding but unvested shares of time-based restricted stock units settleable in Company Common Stock (each, a “Company RSU Award”) that did not vest by its terms at the Effective Time and was outstanding as of immediately prior to the Effective Time was automatically cancelled and converted into a restricted stock unit award to receive a number of shares of Select Class A Common Stock (“Converted Select RSU Award”) equal to the number of shares of Company Common Stock subject to such Company RSU Award as of immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded down to the nearest whole share of Select Class A Common Stock. Following the Effective Time, the Converted Select RSU Award shall be subject to such other terms and conditions (including with respect to vesting) as applied to the corresponding Company RSU Award immediately prior to the Effective Time. At the Effective Time, each Company RSU Award that did vest by its terms at the Effective Time and was outstanding as of immediately prior to the Effective Time automatically vested in full and was cancelled and converted into the right to receive a number of shares of Select Class A Common Stock equal to the number of shares of Company Common Stock subject to such RSU Award as of immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded down to the nearest whole share of Select Class A Common Stock.

Treatment of Company PSU Awards. At the Effective Time, each award of outstanding but unvested shares of performance-based restricted stock units settleable in Company Common Stock that was outstanding as of immediately prior to the Effective Time was automatically cancelled and converted into a performance-based restricted stock unit award covering shares of Select Class A Common Stock (“Converted Select PSU Award”) equal to the number of shares of Company Common Stock that would have been earned pursuant to such Company PSU Award based on actual achievement of any performance-based vesting conditions as of immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded down to the nearest whole share of Select Class A Common Stock. Following the Effective Time, the Converted Select PSU Award shall be subject to such other terms and conditions (other than any performance-based vesting conditions) as applied to the corresponding Company PSU Award immediately prior to the Effective Time.

Treatment of Company Restricted Stock Awards for Directors. At the Effective Time, each award of outstanding but unvested shares of restricted Company Common Stock for Directors that was outstanding as of immediately prior to the Effective Time automatically vested in full and was cancelled and converted into the right to receive a number of shares of Select Class A Common Stock equal to the number of shares of Company Common Stock subject to such Company Restricted Stock Award as of immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded down to the nearest whole share of Select Class A Common Stock.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

As a result of the Mergers, a change in control of the Company occurred on February 23, 2022, and the Company is now an indirect wholly owned subsidiary of Select.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

At the Effective Time of the Mergers, each of Charles K. Thompson, Michael Y. McGovern, David J. Nightingale, Eric Bauer and Joseph M. Crabb ceased to serve as officers and directors of the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.07.

As previously announced, the completion of the Mergers was subject, among other conditions, to the delivery of written consents representing the affirmative vote or consent of holders of at least a majority of the outstanding shares of Company Common Stock. The board of directors of the Company set January 24, 2022 as the record date (the “Record Date”) for determining holders of Company Common Stock entitled to execute and deliver written consents to (i) approve the Merger Agreement and (ii) approve, on a non-binding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers in connection with the transactions contemplated by the Merger Agreement (the “Transaction-Related Compensation Proposal”). As of the close of business on the Record Date, there were 16,209,621 shares of Company Common Stock outstanding and entitled to consent with respect to the Merger Agreement and the Transaction-Related Compensation Proposal.

The deadline for the consent solicitation expired at 11:59 pm (Eastern Time) on February 22, 2022. The results of the consent solicitation for the following proposals are set forth below, which includes the consents of Ascribe II Investments LLC, Ascribe III Investments LLC and Gates Capital Management, Inc., who collectively own approximately 84% of the outstanding shares of Company Common Stock as of January 24, 2022:

1.	To approve the Merger Agreement and the transactions contemplated thereby were as follows:

APPROVE	DISAPPROVE	ABSTAIN
14,285,630	9,584	437

2.	To approve, on a nonbinding, advisory basis, the Transaction-Related Compensation Proposal:

APPROVE	DISAPPROVE	ABSTAIN
14,268,263	21,958	5,430

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 12, 2021, by and among Select Energy Services, Inc., Navy Merger Sub, Inc., Navy Holdco, LLC, and Nuverra Environmental Solutions, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Nuverra Environmental Solutions, Inc. on December 13, 2021)*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: February 23, 2022	By: /s/ Joseph M. Crabb
Name: Joseph M. Crabb
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary